UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 22, 2013

Zynex, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	33-26787-D	90-0275169
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9990 Park Meadows Drive Lone Tree, Colorado		80124
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 703-4906

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kevin Smith as a Director

On April 22, 2013, Kevin Smith was appointed to the Board of Directors of Zynex, Inc. Mr. Smith will serve on the Board’s Audit Committee and its newly formed Compensation Committee.

Mr. Smith is the President and CEO of the Colorado Institute for Drug, Device and Diagnostic Development (CID4), a nonprofit focused on advancing the Colorado bioscience ecosystem through company creation and job growth. Prior to joining CID4, Mr. Smith was Managing Director of Act Three Consulting, LLC. Act Three was formed in July 2007 to provide consulting services to management teams and their advisors during times of dramatic change. Prior to founding Act Three until its acquisition by private equity investors in 2006, Kevin spent nine years as President of Gambro, Inc., the US holding company for Gambro AB, a manufacturer and distributer of cardiovascular, blood separation and renal dialysis products and the operator of kidney dialysis centers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynex, Inc.

Date: April 23, 2013	By:	/s/ Thomas Sandgaard
Thomas Sandgaard,
Chief Executive Officer